Exhibit 10.3

KINETIC CONCEPTS, INC.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of _______________, 200__, by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and _________________________ (the “Participant”) in connection with the grant of a Restricted Stock Award under the Kinetic Concepts, Inc. 2003 Non-Employee Directors Stock Plan dated May 28, 2003, as thereafter amended (the “Plan”).  Capitalized terms used herein, if not defined, shall have the meaning as set forth in the Plan, except where the context otherwise requires.

The Participant is a non-employee director of the Company, and the Company desires to align the interests of the Participant as stated in Article II of the Plan.  In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of the Restricted Stock Award granted by the Company pursuant to the authority specified under the Plan:

      1.  Grant of Restricted Stock Award.  Subject to the terms and conditions set forth in the Plan and herein, the Company grants to the Participant a Restricted Stock Award for the number of  shares of Stock as is set forth on the signature page hereto, subject to adjustment as provided in Article 8 of the Plan.

      2.  Restriction Period.  The shares of Restricted Stock shall be subject to vesting as more fully described in Section 4.2(c) of the Plan.

      3.  Committee Authority.  Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy which may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion.  Any decision by the Committee shall be final and binding.

      4.  Restrictions on Shares.  Shares acquired pursuant to this Agreement shall be subject to such restrictions as may be imposed by the Plan, applicable law, or pursuant to any Company policy restricting the trading of shares of Stock by directors and officers.  Each certificate representing shares issued pursuant to this Agreement will bear a legend to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER THE TERMS OF THE KINETIC CONCEPTS, INC. 2003 NON-EMPLOYEE DIRECTORS STOCK PLAN AND THE NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT ENTERED INTO BY THE ORIGINAL HOLDER OF THIS CERTIFICATE AND THE COMPANY, COPIES OF WHICH WILL BE PROVIDED UPON WRITTEN REQUEST TO THE COMPANY.

      5.  Representations and Warranties.  Participant hereby represents and warrants that:

            (a)  The Participant is aware of and familiar with the restrictions imposed on the transfer of the shares of Restricted Stock, including, without limitation, the restrictions contained in this Agreement and the Plan.

            (b)  The Participant represents that this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms.

      6.  Plan.  The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The terms “Article” or “Section” generally refer to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Agreement.

      7.  Notice.  Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.  The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices.  Notices delivered to the Company shall be addressed as follows:

                                                              Kinetic Concepts, Inc.
                                                              Attn.:  Vice-President, Human Resources
                                                              8023 Vantage Drive
                                                              San Antonio, TX 78230
                                                              Phone:  (210) 255-6456
                                                              Fax:  (210) 255-6125

Notices to the Participant shall be mailed to the last address shown on the records of the Company.

      8.  Governing Law.  Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

      9.  Amendment.  Unless otherwise provided in this Agreement or the Plan, no change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that the Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

     10.  Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Participant, and their respective heirs, personal and legal representatives, successors and assigns.  The Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first above written.

                                                                           KINETIC CONCEPTS, INC.

                                                                              By:

                                                                           Name:

                                                                           Title:

                                                                               PARTICIPANT

                                                                              Signature:

                                                                              Name:

                                                                              Address:

                                                                              Social Security No.:

GRANT DATE	NUMBER OF SHARES OF RESTRICTED STOCK